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                SILLERMAN COMMUNICATIONS MANAGEMENT CORPORATION
                        150 EAST 58TH STREET, 19TH FLOOR
                            NEW YORK, NEW YORK 10155
                                  212-407-9110



                                            April 3, 1997



Triathlon Broadcasting Company
150 East 58th Street. 19th Floor
New York, New York 10155
Attn Mr. Norman Feuer

Gentlemen:

         This letter when countersigned by you shall confirm our mutual understanding with respect to the implementation of the existing financial consulting and advisory agreement (the "Agreement") between Sillerman Communications Management Corporation ("SCMC") and Triathlon Broadcasting Company ("Triathlon").

         Based upon actions taken by the Board of Directors and Independent Directors of Triathlon, you have agreed to advance annually, to SCMC, $500,000, which amount is to be applied against fees to be earned by SCMC with respect to special investment banking and merger and acquisition assignments. Under the Agreement, such assignments are subject to approval by the Independent Directors of Triathlon as well as Triathlon's Board of Directors. The Agreement provides maximum levels for these fees but we acknowledge that such fees may be established at lower levels by a mutual agreement between us. In the event that upon the termination of the Agreement, fees have not been earned sufficient in amount to retire all advances made, such advances will be repaid together with simple interest at the rate of 8% per annum. The initial advance, under this Agreement, has, in effect, been pro rated for 1996 at the mutually agreed to amount of $250,000.

         As you are aware, with certain limited exceptions, the fees to be earned under this Agreement have been assigned to SFX Broadcasting, Inc. Similarly, our obligation to perform the services has been assigned, by us, to The Sillerman Companies ("TSC"). This assignment and substitution has been done for our administrative convenience and does not relieve SCMC from any obligation to insure the adequacy of the services.

         If this letter accurately reflects the understanding between SCMC and Triathlon, please so acknowledge by signing the duplicate copy of this letter which has been enclosed for that

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Triathlon Broadcasting Company
April 3, 1997
Page 2

purpose. To the extend necessary to establish the rights of either party, this letter, after it has been countersigned, shall be considered a written amendment to our Agreement,

                                            Very truly yours,

                                            SILLERMAN COMMUNICATIONS
                                              MANAGEMENT CORPORATION

                                            /s/ Howard J. Tytel

                                            Howard J. Tytel
                                            Executive Vice President and
                                            General Counsel


Acknowledged and agreed to:

TRIATHLON BROADCASTING COMPANY


By: /s/ Kraig G. Fox
   --------------------------
        Kraig G. Fox
        As Secretary Pursuant to the Verbal
          Direction of Norman Feuer